UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip code)

(513) 824-3200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2011, Scripps Networks Interactive, Inc. (the “Company”) entered into a definitive agreement to sell Shopzilla Inc. to Symphony Technology Group (STG), for consideration of approximately $165 million. The transaction is expected to close on or around May 31, 2011 upon satisfaction of normal and customary closing conditions.

A copy of the stock purchase agreement is filed as exhibit 2.1 to this Form 8-K and is incorporated in this item 1.01 by reference. A copy of the press release is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Stock Purchase Agreement dated as of April 28, 2011.

99.1	Press Release dated April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 4, 2011	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

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